EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference into the accompanying First Post-Effective Amended Registration Statement on Form S-8 for
NMXS.com, Inc., of our report dated February 23, 2001, relating to our audit of the financial statements of NMXS.com, Inc. and subsidiaries (a development stage enterprise) for the year ended December 31, 2000, included in the Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Richard A. Eisner & Company, LLP

Florham Park, New Jersey
February 8, 2002